Exhibit 99.1
Republic Property Trust Reports 2006 Third Quarter Results
Washington, D.C., November 7, 2006 — Republic Property Trust (the “Company”) (NYSE: RPB), a self-administered and self-managed real estate investment trust, today announced its results for the three months ended September 30, 2006. Net loss for the three months ended September 30, 2006 was $1.6 million and funds from operations (“FFO”) for the same period was $3.5 million.
Financial statements and exhibits included in this release reflect the Company’s results for the three months ended September 30, 2006, and of its predecessor, RKB Washington Property Fund I L.P. (the “Predecessor”), for the three months ended September 30, 2005.
At September 30, 2006, the Company owned 13 properties, comprising 24 buildings in the Greater Washington, D.C. metropolitan area, through its approximate 88% ownership in Republic Property Limited Partnership, its Operating Partnership.
Mark R. Keller, Chief Executive Officer of Republic Property Trust said, “At September 30, 2006, our portfolio was approximately 88% leased. We successfully closed on the acquisition of Republic Park 8, adding approximately 181,000 square feet of office space to our portfolio and the potential to develop additional office space at no further land cost.”

Republic Property 2006 Third Quarter

Financial Results
Net loss for the 2006 third quarter was $1.6 million, compared to a net loss of $2.0 million for the same period in 2005.
Comparability between periods was impacted by changes in the portfolio during the period. The Company acquired the Republic Building in late December 2005, WillowWood I & II in May 2006 and Republic Park 8 in September 2006. The remaining ten properties in the portfolio were owned at all times during each of the 2006 and 2005 third quarters.

Republic Property 2006 Third Quarter

Other significant changes in results occurred due to the following factors:
•	Revenue increased at the Company’s Presidents Park properties, which were 49% occupied at July 1, 2005 and 70% occupied at September 30, 2006.

•	The Company earned management and development fees from the various management and development agreements with related parties that were contributed to the Company in connection with the IPO and formation transactions. Management and development fees earned in the period presented consist of $0.8 million of management fees and payroll reimbursements and $0.3 million of development fees. The fees are partially offset by the cost of management and development fees which include costs associated with providing the services under the Company’s management and development agreements. These costs, which include direct and other attributable payroll costs, were $0.9 million for the period.

•	Real estate tax expense increased due to increased tax assessments at two of the Company’s properties.

•	Property operating costs increased primarily due to increased occupancy at Presidents Park, in addition to higher utility and maintenance costs at the Company’s other properties.

•	Depreciation and amortization increased as a result of the amortization of the third-party management and development agreements and depreciation associated with the recent tenant improvements at the Presidents Park properties.

•	Management fee expense in 2005 represents fees paid by the Company’s predecessor prior to the IPO. These fee agreements were terminated on December 19, 2005.

•	General and administrative expense is not directly comparable since the costs of the Company’s administrative function were not borne by the Company’s predecessor. These costs include costs of the Company’s administrative function generally, and costs associated with operating as a public company. Also reflected in the quarter’s general and administrative expense is approximately $0.5 million of legal and professional fees related to the Audit Committee’s internal review in connection with matters related to the City Center project and negotiation of the Assignment Agreement.

•	Interest income increased as a result of temporarily higher cash balances.

•	Interest expense decreased due to the repayment of approximately $124 million of the Predecessor’s debt using proceeds from the IPO. The Company expects interest expense in subsequent periods to increase given higher debt levels primarily due to the financing of the Company’s recent acquisitions.
Net loss for the 2006 third quarter totaled $1.6 million, or $.06 per share (basic and diluted). Weighted average shares outstanding for the quarter were 26.0 million (basic and diluted). Weighted average shares and units outstanding for the quarter were 29.6 million (basic and diluted).

Republic Property 2006 Third Quarter

FFO for the 2006 third quarter totaled $3.5 million, or $0.12 per share, compared to $0.8 million for the comparable period in 2005. The changes in FFO between periods are driven by the same factors driving the changes in the Company’s net results as discussed above. A reconciliation of FFO and FFO per share to net loss and net loss per share, the comparable GAAP financial measures, can be found later in this release.
These reported results are unaudited, and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2006. However, in management’s opinion, all adjustments considered necessary for a fair presentation of these reported results have been made.
Recent Activity
On September 6, 2006, the Company’s Operating Partnership closed on the acquisition of the fee interest in Republic Park 8, a 181,154 square foot Class A office building, for $48.6 million, including transaction costs. The Company funded the majority of the purchase price through the Company’s line of credit (and has subsequently placed fixed-rate debt on the property as described below). The acquisition of Republic Park 8 is reflected in the Company’s consolidated results of operations for periods subsequent to September 6, 2006.
On September 29, 2006, the Company’s Operating Partnership closed on a $100 million term loan (the “Republic Park Loan”), secured by the Republic Park 8 property, together with one of the existing properties, Republic Park 1-7 (formerly known as Campus at Dulles Technology Center). The Republic Park Loan has a maturity of October 1, 2016, fixed interest rate of 6.09%, and is interest-only for the first seven years, with principal payments based on a 30-year amortization thereafter. The Company used the majority of the proceeds of the Republic Park Loan to repay outstanding balances under the line of credit. In connection with the Republic Park Loan, Republic Park 1-7 was removed as collateral property under the line of credit, and the current amount available to be drawn under the line of credit was reduced accordingly.
On October 19, 2006, Republic WPB LLC, an indirectly wholly owned subsidiary of the Company’s Operating Partnership, entered into an assignment agreement with mutual releases (the “Assignment Agreement”) with the West Palm Beach Community Redevelopment Agency, acting for itself and on behalf of the City of West Palm Beach (collectively, the “CRA”). Under the terms of the Assignment Agreement, the Professional Services Agreement, as amended, (the “PSA”) has been terminated and the Company will have no further involvement as developer of the City Center project (the “Project”). In addition to conveying and assuming all of its rights and liabilities under such agreement, the Company and the CRA, respectively, expressly and unconditionally released each other from any and all claims, demands, suits, or causes of actions, of any kind or nature whatsoever, relating to the Project, including, but not limited to, those arising out of or related to the PSA. During the second quarter of 2006, the Company had previously written-off the intangible asset totaling $0.2 million that was associated with the PSA. Consequently, entering into the Assignment Agreement with the CRA will have no additional impact on our financial statements or results of operations.
On October 31, 2006, the Audit Committee received the final report of independent counsel. The Audit Committee’s investigation uncovered no wrongdoing or impropriety on the part of Republic Property Trust. Notwithstanding the independent counsel’s determination that Republic Property Trust did not commit any wrongdoing, counsel to the Audit Committee noted that certain conduct described in the report could implicate “tone at the top” considerations which could have an impact on our ability to maintain effective internal controls and procedures. Accordingly, the Audit Committee recommended certain actions, including that Republic Property Trust seek to resolve certain matters with Messrs. Richard Kramer and Grigg, including their service as Chairman and Vice Chairman of our Board of Trustees, respectively, and as members of our Board of Trustees, as well as Mr. Grigg’s employment by us. The Audit Committee continues to consider the recommendations, and our Board of Trustees has not taken any definitive action concerning the investigation or the recommendations of the Audit Committee’s independent counsel. At the direction of the Board, we are currently attempting to pursue discussions with Mr. Grigg regarding the potential for a negotiated termination of his employment and his employment agreement with us and are pursuing discussions with Messrs. Richard Kramer and Grigg regarding their positions on our Board of Trustees. Counsel to Mr. Richard Kramer and Mr. Grigg, in separate communications, have asserted that the report of counsel to the Audit Committee contains inaccurate or misleading statements, and counsel to Mr. Grigg alleges that we have constructively terminated the employment of Mr. Grigg. We believe these assertions are without merit. In the event that the discussions with Messrs. Richard Kramer and Grigg are not resolved to the Board’s satisfaction, our Board of Trustees may determine that it is in our best interest and in the best interest of our shareholders to take any actions necessary to continue to ensure an appropriate “tone at the top” of Republic Property Trust.
Option Properties
Republic Property Trust has been retained as the property developer for three Class A Trophy office properties in Washington D.C., representing an estimated 1.1 million net rentable square feet, and has option agreements to acquire each of these assets. Republic Square I obtained all of its approvals from the District of Columbia and tenants have commenced occupancy. The Portals III has obtained a certificate of substantial completion, while the third asset, Republic Square II, is an undeveloped parcel of land.
Republic Square I
Republic Square I obtained all of its approvals from the District of Columbia, tenants have commenced occupancy, and the parking garage is open for business. As of November 1, 2006, approximately 143,227 square feet, or 37% of the net rentable space, at Republic Square I had been leased to five tenants: National Cable & Telecommunications Association, General Motors , General Services Administration (U.S. Government — Department of Justice, Office of the Trustee), National Association of Counties and the University of Phoenix. The parking garage has been leased and is open for business.
The Portals III
The Portals III has received its certificate of substantial completion. The parking garage has been leased and is open for business.
Distributions and Other Matters
A quarterly cash distribution of $0.206 per common share for the third quarter of 2006 will be paid on November 15, 2006 to shareholders of record on October 31, 2006.
Conference Call
Members of the Company’s management team will host a conference call and audio webcast, both open to the general public, at 11:00 A.M. Eastern Time on Tuesday, November 7, 2006 to discuss its financial results and provide a Company update.

Republic Property 2006 Third Quarter

The conference call can be accessed by dialing 303-262-2137. A passcode is not needed for the live call. The replay will be available through November 14, 2006 by dialing 303-590-3000, passcode 11071257.
The Company will audio webcast the call, which may be accessed through the Company’s own website at www.rpbtrust.com, in the Investor Relations section. To listen to a live broadcast, access this site at least 10 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. An audio replay of the webcast will be archived in the Investor Relations section of the Company’s website under the heading Events & Webcasts for one year.
Supplemental Information
The Supplemental Package providing further information regarding the Company’s results of operations, its properties and tenants will be available prior to the quarterly conference call on the Company’s website.
About Republic Property Trust
Republic Property Trust is a fully integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire, lease and develop primarily Class A office properties. The Company’s current portfolio is focused in the Washington, D.C. metropolitan, or Greater Washington, D.C., market. Republic Property Trust also selectively seeks fee-based development opportunities for all real estate classes in various geographic areas inside and outside of Greater Washington, D.C.
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this release and in the Company’s Supplemental Information.

Republic Property 2006 Third Quarter

Safe Harbor
Various statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “strategy”, “plan”, “project”, “believe”, “anticipate”, “intend”, “should”, “will”, “expect”, “estimate”, and similar expressions identify these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from historical results or from any results expressed or implied by these forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; the Company’s ability to pay its estimated distribution at its current rate; the impact of potential management changes; the Company’s ability to acquire its options properties; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by it from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
For Further Information:
Republic Property Trust
Mike Green, 202-863-0300
MGreen@RPBTrust.com

Republic Property Trust — Supplemental Financial Data
Republic Property Trust (The Company) and RKB Washington Property Fund I L.P. (The Predecessor)
Consolidated Statements of Operations
For the Fiscal Quarters Ended September 30, 2006 and 2005

	The Company	The Predecessor
	Fiscal Quarters Ended	September 30,
(Dollars in thousands except per share amounts)	2006	2005
Revenue
Rental income	$15,229	$8,900
Management and development fees and associated reimbursements	1,147	—

Total operating revenue	16,376	8,900

Expenses:
Real estate taxes	1,418	758
Property operating costs	3,106	1,765
Depreciation and amortization	5,587	2,724
Management fees	—	793
Cost of management and development fees and associated reimbursements	910	—
General and administrative	2,434	85

Total operating expenses	13,455	6,125

Operating income	2,921	2,775

Other income and expense:
Interest income	146	54
Interest expense	(4,896)	(4,793)

Total other income and expense	(4,750)	(4,739)

Net loss before minority interest	(1,829)	(1,964)

Minority interest	220	—

Net loss	$(1,609)	$(1,964)

Basic and diluted loss per common share	$(0.06)

Weighted average common shares outstanding basic and diluted (in millions)	26.0

Distributions declared per common share	$0.206

Republic Property Trust — Supplemental Financial Data
(Continued)
Reconciliations of non-GAAP financial measures
The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also adjusts for minority interests in its operating partnership. Accordingly, the FFO disclosed represents the operating partnership’s FFO. FFO and FFO per share are used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO and FFO per share are helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Reconciliations of FFO to net loss and FFO per share to net loss per share are provided below.
Reconciliation of Funds From Operations (FFO) to Net Loss

	Fiscal Quarters ended
	September 30,
	2006	2005
(Dollars in thousands)

Net loss	$(1,609)	$(1,964)

Minority interest	(220)	—
Real estate depreciation and amortization	5,375	2,724

Funds From Operations	$3,546	$760

Republic Property Trust — Supplemental Financial Data
(Continued)
Reconciliation of FFO per share to Net Loss per share

Fiscal Quarter
ended
September 30,
2006
Net loss per share	$(0.06)

Real estate depreciation and amortization	0.18

Funds From Operations per share	$0.12